          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 1998
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                 HOT TOPIC, INC.
             (Exact name of Registrant as specified in its charter)

                                   ----------

              California                               77-0198182
     (State or other jurisdiction                   (I.R.S. Employer
  of incorporation or organization)              Identification Number)

                              3410 Pomona Boulevard
                            Pomona, California 91768
                                 (909) 869-6373
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                   ----------

                             NON-PLAN STOCK OPTIONS
                     1996 EQUITY INCENTIVE PLAN, AS AMENDED
               1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN, AS
                                     AMENDED
                            (Full title of the plan)

                                   ----------

                                 Jay A. Johnson
                             Chief Financial Officer
                                 HOT TOPIC, INC.
                              3410 Pomona Boulevard
                            Pomona, California 91768
                                 (909) 869-6373
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

                                   Copies to:

                          M. Wainwright Fishburn, Esq.
                               COOLEY GODWARD LLP
                        4365 Executive Drive, Suite 1100
                               San Diego, CA 92121
                                 (619) 550-6000

                                   ----------

                         CALCULATION OF REGISTRATION FEE


==================================================================================================================================
                                                                      PROPOSED MAXIMUM      PROPOSED MAXIMUM
              TITLE OF EACH CLASS OF                 AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
            SECURITIES TO BE REGISTERED            BE REGISTERED        PER SHARE(1)       OFFERING PRICE(1)      REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
  Stock Options and Common Stock, no par value        572,688         $20.00-$24.38        $13,299,696.58         $3,945.74
==================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457. The price per share and aggregate offering price are based upon (a) the actual exercise price for shares subject to options granted outside of the 1996 Equity Incentive Plan, as amended (the "Equity Plan"); (b) the actual exercise price for shares subject to options previously granted under the Registrant's Equity Plan;
      (c) additional shares of Common Stock available for future grant under the Equity Plan calculated on the basis of the average of the high and low sales price of Registrant's Common Stock on June 25, 1998 as reported on the Nasdaq National Market System; (d) the actual exercise price for shares subject to options previously granted under the Registrant's 1996 Non-Employee Directors' Stock Option Plan, as amended (the "Directors' Plan"); and (e) shares issuable under the Directors Plan calculated on the basis of the average of the high and low sales price of Registrant's Common Stock on June 25, 1998 as reported on the
      Nasdaq National Market System. The following chart shows the calculation of the registration fee.


                                                                                    Offering Price       Aggregate
                     Type of Shares                          Number of Shares         Per Share        Offering Price
                     --------------                          ----------------         ---------        --------------

Common Stock issuable pursuant to outstanding options               5,000            $   20.00         $     100,000
issued outside of the Equity Plan

Common Stock issuable pursuant to outstanding options               5,000            $   21.63         $     108,150
issued outside of the Equity Plan

Common Stock issuable pursuant to outstanding options              12,688            $   24.25         $     307,684
issued outside of the Equity Plan

Common Stock issuable pursuant to outstanding                     182,425            $   21.63         $   3,945,852.75
options under the Equity Plan

Common Stock available for grant under the Equity Plan            317,575            $   24.25         $   7,701,193.75


Common Stock available for grant under the Directors'              50,000            $   24.25         $   1,212,500.00
Plan

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference into this Registration Statement except as superseded or modified herein: (1) The Contents of Registrant's Registration Statement on Form S-8 (SEC No. 333-13875) dated October 10, 1996, pertaining to shares of the Registrant's Common Stock, the same class of securities being registered pursuant to this Registration Statement; and (2) Registrant's Annual report on Form 10-K for the year ended January 31, 1998, Registrant's Quarterly Report on Form 10-Q for the period ended May 2, 1998 and the description of Registrant's Common Stock, contained in its Registration Statement on form 8-A dated September 16, 1996, including any amendment or reports filed for the purpose of updating such description. All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

           Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

           Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

           The Registrant's Amended and Restated Articles of Incorporation provide that to the fullest extent permitted by California law, the Registrant's directors will not be personally liable to the Registrant and its shareholders for monetary damages for any breach of a director's fiduciary duty. The Amended and Restated Articles of Incorporation do not, however, eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law. Each director will continue to be subject to liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Registrant or its shareholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Registrant or its shareholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its shareholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, for improper transactions between the director and the Registrant and for improper distributions to shareholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws.

           In addition, the Registrant's Bylaws provide that the Registrant shall indemnify its directors and may indemnify its officers, employees and other agents to the fullest extent permitted by California law. The Registrant is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, the Registrant has entered into indemnity agreements with each of its directors and officers. In addition, the Registrant is required, subject to certain exceptions, to advance all expenses incurred by any director or executive officer in connection with a completed, pending or threatened action, suit or proceeding upon receipt of an undertaking by such director or executive officer to repay all amounts advanced by the Registrant on such person's behalf if it is ultimately determined that such person is not entitled to be indemnified under the Bylaws or otherwise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

ITEM 8.  EXHIBITS.


Exhibit No.             Description
-----------             -----------

        4.1             Registrant's Amended and Restated Articles of Incorporation. (1)
        4.2             Registrant's Bylaws. (1)
        4.3             Specimen Stock Certificate. (1)
        5.1             Opinion of Cooley Godward LLP.
        23.1            Consent of Ernst & Young LLP.
        23.2            Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.
        24.1            Power of Attorney.  Reference is made to page 6.
        99.1            1996 Equity Incentive Plan, as amended (the "Equity Plan").
        99.2            Form of Incentive Stock Option Agreement under the Equity Plan. (1)
        99.3            Form of Nonstatutory Stock Option Agreement under the Equity Plan. (1)
        99.4            1996 Non-Employee Directors' Stock Option Plan, as amended (the "Directors Plan").
        99.5            Form of Nonstatutory Stock Option Agreement under the Directors' Plan. (1)
        99.6            Form of Nonstatutory Stock Option Agreement outside of the Plans.

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           (1)        Filed as an exhibit to Amendment No. 1 to the Registration
                      Statement on Form SB-2 (No. 333-5054-LA), and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

           The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pomona, State of California, on June 30, 1998.

                                       HOT TOPIC, INC.

                                       By /s/ ORVAL D. MADDEN
                                          --------------------------------------
                                          Orval D. Madden
                                          President, Chief Executive Officer
                                          and Director

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Orval D. Madden and Jay A. Johnson and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature                                       Title                                      Date
           ---------                                       -----                                      ----

/s/ ROBERT M. JAFFE                             Chairman of the Board                            June 30, 1998
-------------------------------------
   Robert M. Jaffe

/s/ ORVAL D. MADDEN                             President, Chief Executive Officer               June 30, 1998
-------------------------------------           and Director(Principal Executive Officer)
   Orval D. Madden

/s/ JAY A. JOHNSON                              Chief Financial Officer and Assistant            June 30, 1998
-------------------------------------           Secretary (Principal Financial and
   Jay A. Johnson                               Accounting Officer)

/s/ EDGAR F. BERNER                             Director                                         June 30, 1998
-------------------------------------
   Edgar F. Berner

/s/ STANLEY E. FOSTER                           Director                                         June 30, 1998
-------------------------------------
   Stanley E. Foster

/s/ CORRADO FEDERICO                            Director                                         June 30, 1998
-------------------------------------
   Corrado Federico

/s/ ANDREW SCHUON                               Director                                         June 30, 1998
-------------------------------------
   Andrew Schuon

/s/ CECE SMITH                                  Director                                         June 30, 1998
-------------------------------------
   Cece Smith

                                  EXHIBIT INDEX


EXHIBIT NO.          DESCRIPTION
-----------          -----------

    4.1              Registrant's Amended and Restated Articles of Incorporation.                               *

    4.2              Registrant's Bylaws.                                                                       *

    4.3              Specimen Stock Certificate.                                                                *

    5.1              Opinion of Cooley Godward LLP.

    23.1             Consent of Ernst & Young LLP.

    23.2             Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

    24.1             Power of Attorney. Reference is made to Page 6.

    99.1             1996 Equity Incentive Plan, as amended (the "Equity Plan").

    99.2             Form of Incentive Stock Option Agreement under the Equity Plan.                            *

    99.3             Form of Nonstatutory Stock Option Agreement under the Equity Plan.                         *

    99.4             1996 Non-Employee Directors' Stock Option Plan, as amended (the "Directors' Plan").

    99.5             Form of Nonstatutory Stock Option under the Directors' Plan                                *

    99.6             Form of Nonstatutory Stock Option Agreement outside of the Equity Plan.


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*          Filed as an exhibit to Amendment No. 1 to the Registration Statement on Form SB-2 (No. 333-5054-LA), and incorporated herein by reference.